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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report: May 30, 2002                   Commission File No.: 0-25969
(Date of earliest event reported)


                                 RADIO ONE, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                       52-1166660
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                          5900 Princess Garden Parkway,
                                    7th Floor
                             Lanham, Maryland 20706
                    (Address of principal executive offices)


                                 (301) 306-1111
               Registrant's telephone number, including area code


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Item 4.  Changes in Registrant's Certifying Accountant

Pursuant to a recommendation of the Audit Committee of the Board of Directors of Radio One, Inc. ("Radio One"), effective May 30, 2002, we dismissed Arthur Andersen LLP as our independent public accountants and engaged Ernst & Young LLP to serve as our independent public accountants for the fiscal year ending December 31, 2002.

Arthur Andersen's reports on Radio One's financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2001 and December 31, 2000, and through the date of this Form 8-K, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

During the fiscal years ended December 31, 2001 and December 31, 2000, and through March 31, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Radio One has provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen's letter, dated May 30, 2002, stating its agreement with such statements.

During the fiscal years ended December 31, 2001 and December 31, 2000, and through the date of this Form 8-K, Radio One did not consult with Ernst & Young LLP on any accounting, auditing, or reporting matters.

 Exhibit Number                         Description
 --------------                         -----------

     16.1              Arthur Andersen LLP letter to the SEC dated May 30, 2002

     99.1              Press release dated May 30, 2002: Radio One, Inc.
                       Appoints Ernst & Young as Independent Auditor


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            RADIO ONE, INC.



                            /s/ Scott R. Royster
                            ----------------------------------------------------
May 30, 2002                Scott R. Royster
                            Executive Vice President and Chief Financial Officer
                            (Principal Accounting Officer)